UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2010

DreamWorks Animation SKG, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32337	68-0589190
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1000 Flower Street

Glendale, California, 91201

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (818) 695-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Special Incentive Awards to Certain Executive Officers

Effective July 30, 2010, the Company’s Compensation Committee granted special incentive awards to certain of the Company’s executive officers and other employees, including William Damaschke, John Batter and Anne Globe. The aggregate grant date value of the awards to Messrs. Damaschke and Batter and Ms. Globe is as follows: $3,750,000 for Mr. Damaschke, $2,700,000 for Mr. Batter and $3,000,000 for Ms. Globe. The awards consist of a combination of restricted stock units with respect to shares of the Company’s Class A Common Stock (“RSUs”) and long-term cash incentive awards, with 50% of the value of each award attributable to RSUs and 50% attributable to cash incentive awards. The RSUs are governed by a Restricted Stock Unit Award Agreement and the long-term cash incentive awards are governed by a Cash Incentive Award Agreement, forms of which are attached hereto. The principal terms of the awards are as follows:

•

Provided that the officer remains continuously employed until the relevant vesting date, awards will vest one-third per year one each of the second, third and fourth anniversaries of the grant date. Except as set forth below, upon termination of the officer’s employment for any reason, the officer will immediately forfeit all unvested awards.

•

Upon a change of control of the Company (as defined in the Company’s Amended and Restated 2008 Omnibus Incentive Compensation Plan (the “Plan”)), the awards will remain unvested and continue to vest following the change of control, provided that if the acquiror refuses to assume and continue the awards in a manner that preserves their material terms, the awards will vest immediately upon the change of control.

•

In the event that an officer’s employment is terminated without “cause” (as defined in the officer’s employment agreement) or for “good reason” (as defined in the award agreements governing the awards) during the one-year period following a change of control, all unvested portions of the officer’s award will immediately vest in full. For all purposes with respect to the awards, the term “good reason” shall mean (a) a material reduction in the officer’s aggregate annual compensation (determined by excluding the value of these awards and any other special retention awards), (b) a material diminution in the officer’s duties, (c) a requirement that the officer’s principal place of business be anywhere other than the Los Angeles area or (d) a change in the officer’s reporting relationship unless, immediately following the change, the officer reports to a person in the same or a higher-level position as the person to whom the officer reported immediately prior to the change.

•

In accordance with each officer’s employment agreement with the Company, the awards will also immediately vest in full in the event that, during the term of the officer’s employment agreement, the officer’s employment is terminated without cause or for good reason.

The foregoing description of the special retention awards to Messrs. Damaschke and Batter and Ms. Globe is qualified in its entirety by reference to the Restricted Stock Unit Award Agreement attached hereto as Exhibit 99.1 and the Cash Incentive Award Agreement attached hereto as Exhibit 99.2, each of which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Form of Restricted Stock Unit Award Agreement (Time Vested and Double Trigger).

99.2	Form of Cash Incentive Award Agreement (Time Vested and Double Trigger).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DREAMWORKS ANIMATION SKG, INC.

Dated: August 4, 2010	By:	/s/ Andrew Chang
	Name:	Andrew Chang
	Title:	General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Form of Restricted Stock Unit Award Agreement (Time Vested and Double Trigger).

99.2	Form of Cash Incentive Award Agreement (Time Vested and Double Trigger).